Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc. 6409 Guadalupe Mines Road San Jose, CA 95120 USA T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com

Monolithic Power Systems Announces First Quarter 2009 Results

SAN JOSE, Calif. April 28, 2009—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended March 31, 2009.

The results for the quarter ended March 31, 2009 are as follows:

•	Net revenues of $29.3 million, down 17.2% from $35.4 million in the first quarter of 2008 and down 15.5% sequentially from $34.7 million in the fourth quarter of 2008

•	Gross margin of 57.6%, compared to 63.2% in the first quarter of 2008 and 58.0% in the fourth quarter of 2008

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GAAP operating expenses of $18.0 million, including $15.9 million for research and development and selling, general and administrative expenses, which includes $3.3 million for stock-based compensation, and $2.0 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $14.6 million, excluding $3.3 million for stock-based compensation

•	GAAP net loss of $0.7 million, with GAAP loss per share of $0.02 per diluted share

•	Non-GAAP(1) net income of $2.3 million, or $0.06 per diluted share, excluding stock-based compensation and related tax effects

“In the second half of the quarter, we saw increased turns activities. As a result, our Q1 revenue was better than we expected” said Michael Hsing, chief executive officer and founder of MPS. “We are still cautiously optimistic about the next quarter. However, MPS is always ready for fast changing environments either in up or down markets. The last two quarters proved that. Despite a significant reduction in product demand, MPS will continue to focus on generating cash and delivering profits”.

Business Outlook

The following are MPS’ financial targets for the second quarter ending June 30, 2009:

•	Revenues in the range of $36.0 million to $40.0 million

•	Gross margin slightly below the lower end of the company’s target range of 60% to 63%

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Research and development and selling, general and administrative expenses between $17.5 million and $19.8 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $14 million and $16 million. This excludes an estimate of stock-based compensation expense in the range of $3.5 million to $3.8 million

•	Litigation expense in the range of $2.3 million to $2.7 million

(1) Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter ended March 31, 2009 and 2008 excludes the effect of stock-based compensation expense and their related tax effects. Non-GAAP operating expenses for the quarter ended March 31, 2009 and 2008 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its quarter ended March 31, 2009 results at 2:00 p.m. PT / 5:00 p.m. ET today, April 28, 2009. To access the conference call and following replay, go to http://ir.monolithicpower.com and click the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 30727222. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding targeted revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the quarter ending June 30, 2009, and our outlook for the next quarter. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements.

Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-K filed on February 27, 2009.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheet

(Unaudited, in thousands, except par value)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$68,094	$83,266
Short-term investments	38,002	21,922
Accounts receivable, net of allowances of $8 and $0 in 2009 and 2008, respectively	13,367	9,115
Inventories	18,559	18,887
Deferred income tax assets, net - current	74	75
Prepaid expenses and other current assets	2,791	2,622
Restricted cash	7,350	7,360

Total current assets	148,237	143,247

Property and equipment, net	13,967	14,163
Long-term investments	37,340	37,425
Deferred income tax assets, net - long-term	19	19
Other assets	427	438
Restricted assets	7	7

Total assets	$199,997	$195,299

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,363	$4,674
Accrued compensation and related benefits	3,789	7,848
Accrued liabilities	14,392	13,360

Total current liabilities	26,544	25,882

Non-current income tax liability	4,773	4,762
Other long-term liabilities	9	10

Total liabilities	31,326	30,654

Stockholders’ equity:
Common stock, $0.001 par value, $34 and $34 in 2009 and 2008, respectively; shares authorized: 150,000,000; shares issued and outstanding: 33,863,182 and 33,646,821 in 2009 and 2008, respectively	152,236	147,298
Retained earnings	16,683	17,411
Accumulated other comprehensive income (loss)	(248)	(64)

Total stockholders’ equity	168,671	164,645

Total liabilities and stockholders’ equity	$199,997	$195,299

Consolidated Income Statement

(Unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2009	2008
Revenue	$29,322	$35,409
Cost of revenue*	12,431	13,044

Gross profit	16,891	22,365

Operating expenses:
Research and development*	8,117	7,572
Selling, general and administrative*	7,808	8,728
Provision for litigation expense	2,046	736

Total operating expenses	17,971	17,036

Income (loss) from operations	(1,080)	5,329
Other income (expense):
Interest and other income	385	1,434
Interest and other expense	(94)	(6)

Total other income, net	291	1,428

Income (loss) before income taxes	(789)	6,757
Income tax provision (benefit)	(61)	822

Net income (loss)	$(728)	$5,935

Basic net income (loss) per share	$(0.02)	$0.18

Diluted net income (loss) per share	$(0.02)	$0.17

Weighted average common shares outstanding	33,696	33,340
Stock options and restricted stock	—	2,551

Diluted weighted-average common equivalent shares outstanding	33,696	35,891

* Stock-based compensation has been included in the following line items:
Cost of revenue	$81	$45
Research and development	1,560	1,207
Selling, general and administrative	1,772	1,535

Total	$3,413	$2,787

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income (loss)	$(728)	$5,935

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$3,413	$2,787
Tax effect	(389)	(1,087)

Non-GAAP net income	$2,296	$7,635

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.07	$0.23
Diluted	$0.06	$0.21

Shares used in the calculation of non-GAAP earnings per share:
Basic	33,696	33,340
Diluted	35,420	35,891

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$17,971	$17,036

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,332)	$(2,742)

Non-GAAP total operating expenses	$14,639	$14,294

2009 Second Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ending June 30, 2009
	Low	High
R&D and SG&A	$17,500	$19,800

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(3,500)	(3,800)

Non-GAAP R&D and SG&A	$14,000	$16,000